Exhibit 23.1



                       Consent of Independent Accountants




We hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-4/A of Terex Corporation of our reports dated February 19, 2001 relating to the financial statements and financial statement schedule, which appear in Terex Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP




Stamford, Connecticut
June 13, 2001